                                                                    EXHIBIT 4(b)


[LOGO OF JOHN HANCOCK APPEARS HERE] Variable Life Insurance Company

                                                     John Hancock Place
                                                     PO Box 717
                                                     Boston, Massachusetts 02117

                                            ANNUITY CERTIFICATE NUMBER   0000000
PARTICIPANT AT ISSUE  JOHN DOE              GROUP CONTRACT NUMBER

ANNUITANT             JOHN DOE




                           GROUP ANNUITY CERTIFICATE

 John Hancock Variable Life Insurance Company ("the Company") will provide the benefits stated in this certificate. We are issuing this certificate in consideration of the application and payment of the premium. The provisions on this and the following pages make up your certificate.

 If the certificate is in force on the Date of Maturity, we will begin to pay an annuity to the Annuitant unless otherwise directed by the Participant. Each annuity payment will be determined in accordance with the provisions of Section
 14. Unless another option offered in Section 15 is elected, annuity payments will be payable for a guaranteed period of 10 years as long thereafter as the Annuitant lives.

 A Death Benefit, as stated in Section 13, will be payable if the Annuitant's death occurs before the Date of Maturity and before the Surrender Date.

 Single Premium Modified Guarantee Annuity - Annuity payable to the Annuitant beginning on the Date of Maturity for a guaranteed period of 10 years and as long thereafter as the Annuitant lives.

 Nonparticipating - not eligible for dividends



MVABD95                                                               V0195M

          Policy Provisions                    Alphabetical Guide
          -----------------                    ------------------
Section                           Section
 1.  Certificate Specifications    7.  Annual Option to Change Guarantee Period
 2.  Definitions                  15.  Annuity Payments
 3.  The Participant and The      20.  Assignment
     Beneficiary
 4.  The Contract                  1.  Certificate Specifications
 5.  Interest on Premium          19.  Claims of Creditors
 6.  Premium Taxes                 8.  Continuation of Contract
 7.  Annual Option to Change      14.  Converting the Accumulated Value to
     Guarantee Period                  Annuity Payments
 8.  Continuation of Contract     13.  Death Benefit
 9.  Withdrawals                   2.  Definitions
10.  Early Withdrawal Charge      10.  Early Withdrawal Charge
11.  Market Value Adjustment       5.  Interest on Premium
12.  Request and Payment of       11.  Market Value Adjustment
     Surrender Value
13.  Death Benefit                18.  Minimum Monthly Annuity Payment Rates
14.  Converting the Accumulated   21.  Miscellaneous
     Value to Annuity Payments
15.  Annuity Payments             17.  Misstatement of Age or Sex
16.  Proof of Age                  6.  Premium Taxes
17.  Misstatement of Age or Sex   16.  Proof of Age
18.  Minimum Monthly Annuity      12.  Request and Payment of Surrender Value
     Payment Rates
19.  Claims of Creditors           4.  The Contract
20.  Assignment                    3.  The Participant and The Beneficiary
21.  Miscellaneous                 9.  Withdrawals

- --------------------------------------------------------------------------------
1.  CERTIFICATE SPECIFICATIONS
- --------------------------------------------------------------------------------

                                 -----------------------------------------------
                                     Annuity Certificate Number      0000000

                                  Group Annuity Contract Number      0000000

                                                  Date of Issue      May 1, 1995

                                   Provisional Date of Maturity      May 1, 2012
                                 -----------------------------------------------


PARTICIPANT AT ISSUE              John Doe


ANNUITANT                         John Doe
ISSUE AGE                         45


- -----------------------------------------------------
Premium Payment                   $30,000.00
Initial Interest Rate*            6.25%
Initial Guarantee Period          X Certificate Years
- -----------------------------------------------------



* This interest rate is guaranteed on the premium for the duration of the Initial Guarantee Period.



3                                                                   V0395M

                       THIS PAGE INTENTIONALLY LEFT BLANK

- --------------------------------------------------------------------------------
2.  DEFINITIONS
- --------------------------------------------------------------------------------

The following terms are commonly used throughout this annuity certificate:

The term "Accumulated Value" during the Initial Guarantee Period means the premium plus earned interest, less any withdrawals and applicable deduction for contract fees and any applicable deduction for premium taxes or similar taxes. The term "Accumulated Value" during any Subsequent Guarantee Period is equal to the Accumulated Value as of the end of the preceding Guarantee Period, including any Market Value Adjustments made, in accordance with section 11, plus earned interest, less any withdrawals and applicable deduction for contract fees and any applicable deduction for premium or similar taxes during such Guarantee Period.

The term "Annuitant" means, for any given annuity certificate, the individual designated as such in the application for the certificate.

The term "Beneficiary" is defined in Section 3.

The term "Certificate Year" means, for any given certificate, the 12 month period following the Date of Issue and each 12 month period thereafter.

The term "Date of Issue" means, the date shown in Section 1.

The term "Date of Maturity" is the date annuity payments under the certificate begin, in accordance with Section 14.

The term "Free Withdrawal Value" means, for any Certificate Year, an amount totaling 10% of the Accumulated Value calculated as of the first day of the Certificate Year, reduced by any prior withdrawals made during the Certificate Year.

The term "In Force" means that the Annuitant is living and the Surrender Value of the certificate has not become payable.

The term "Initial Guarantee Period" means the period of time beginning on the Date of Issue. It continues for the period as elected in the application, unless a new Guarantee Period has been elected in accordance with Section 7.

The term "Guarantee Period" refers to either the Initial Guarantee Period or any Subsequent Guarantee Period.

The term "Last Valuation Date" means the earliest of the Date of Maturity, the Surrender Date, and the date of the Annuitant's death.

The term "Market Value Adjustment" is defined in Section 11.

The term "Market Value Adjustment Factor" is defined in Section 11.

The term "Measuring Person" means the person on whose life annuity payments will be based.

The term "Participant" is defined in Section 3.

The term "Subsequent Guarantee Period" shall mean the period of time beginning on the first day following the expiry of the immediately preceding Guarantee Period. A Subsequent Guarantee Period shall continue for the same duration as the prior Guarantee Period, unless we are otherwise notified by you in accordance with Sections 7 and 8.

The term "Surrender Date" means the date we receive your written notice requesting payment of the Surrender Value.



5                                                                     V0595M

The term "Surrender Value" means the Accumulated Value of your certificate, less, if applicable, any certificate fees, any income taxes withheld, any deduction for premium taxes or similar taxes, any early withdrawal charge, and adjusted by any Market Value Adjustment.

The term "we", "us", and "our" refer to the Company.

The term "withdrawal" means, unless otherwise specified, the amount withdrawn prior to any deductions or adjustments.

The term "written notice" means, unless otherwise stated, a notice in writing satisfactory to us which is received at our Home Office in Boston, Massachusetts.

The terms "you" and "your" refer to the Participant of this certificate.

- --------------------------------------------------------------------------------
3.  THE PARTICIPANT AND THE BENEFICIARY
- --------------------------------------------------------------------------------

The participant and the beneficiary will be as shown in the application unless you change them or they are changed by the terms of this provision. With regard to joint Participants, at the first death of a joint Participant prior to the Date of Maturity and prior to the Surrender Date, the Beneficiary will be the surviving Participant notwithstanding that the designated Beneficiary may be different.

If the Annuitant dies and there is no surviving Beneficiary, you will be the Beneficiary, but if you were the Annuitant, your estate will be the Beneficiary.

You have the sole and absolute power to exercise all rights and privileges without the consent of any other person except as provided by this certificate or unless you provide otherwise by written notice.

While the Annuitant is alive, you may change the Participant by written notice. You may change the Beneficiary by written notice no later than our receipt of the required proof of the Annuitant's death. A change will take effect when the notice is signed if we acknowledge receipt of the notice at our Home Office. The change will take effect whether or not you or the Annuitant is then alive. A change shall be subject to the rights of any assignee of record with us and subject to any payment made or other action taken by us before we acknowledge receipt. Regarding joint Participants, signatures of both joint Participants is required for any transactions requiring written notification from a Participant.

- --------------------------------------------------------------------------------
4.  THE CONTRACT
- --------------------------------------------------------------------------------

The contract is an agreement between the contract owner and the Company. This certificate is a summary of the Group Annuity Contract. The entire contract consists of the Group Annuity Contract, this certificate, and the application, a copy of which is attached.

Certificate years, certificate months, and certificate anniversaries are measured from the Date of Issue.

Only the President, a Vice President, the Secretary, or an Assistant Secretary of the Company has authority to waive or modify any of the provisions of the contract.

- --------------------------------------------------------------------------------
5.  INTEREST ON PREMIUM
- --------------------------------------------------------------------------------

Premium must be at least $5,000. Premium earns interest for as long as it remains in the certificate beginning on the date it is credited. Interest will be credited daily and will then earn interest from such date. During the Initial Guarantee Period, the interest rate credited will be based upon our declared initial interest rate then in effect and will apply throughout the Initial Guarantee Period. During any Subsequent Guarantee Period, the interest rate credited on any given day will be at least equal to our declared interest rate then in effect for new certificates commencing at the expiry of the immediately preceding Guarantee Period. All such declared interest rates will be expressed on an annual effective basis. The interest credited on any given day will be at a rate which, if compounded daily for one year, would equal the applicable declared interest rate.

- --------------------------------------------------------------------------------
6.  PREMIUM TAXES
- --------------------------------------------------------------------------------

A deduction for a premium tax or a similar tax will be made from the Accumulated Value at the time of annuitization. If we pay a tax on the premium at the time such premium is paid, then we will deduct a charge for these taxes from the Accumulated Value for the amount withdrawn or surrendered, at the time of annuitization, death, surrender, or withdrawal.



7                                                                     V0795M

- --------------------------------------------------------------------------------
7.  ANNUAL OPTION TO CHANGE GUARANTEE PERIOD
- --------------------------------------------------------------------------------

Once each Certificate Year, you may elect, by written notice, from among those Guarantee Periods currently offered, a new Guarantee Period of a different duration, provided that the Accumulated Value after such election is at least $4,000. The Accumulated Value at the beginning of the new Guarantee Period will be equal to (a) multiplied by (b), where:

 (a) is equal to the Accumulated Value at the time of transfer; and

 (b) is equal to the Market Value Adjustment Factor (as determined in accordance with section 11), applicable at the time of transfer.

We reserve the right to charge a contract fee for any such change of Guarantee Period by reducing the Accumulated Value at the beginning of the new Guarantee Period by an amount not to exceed $50.

Early withdrawal charges, if any, (as determined in accordance with section 10) under the new Guarantee Period, will continue to be measured from the Date of Issue of this certificate.

- --------------------------------------------------------------------------------
8.  CONTINUATION OF CONTRACT
- --------------------------------------------------------------------------------

Within 30 days prior to the end of any Guarantee Period, we will provide you with written notice of the expiry of any such Guarantee Period. At the end of any Guarantee Period, a Subsequent Guarantee Period of the same duration as the immediately preceding Guarantee Period, if available, will commence. We reserve the right to change the duration of guarantee periods offered. The effective date of the Subsequent Guarantee Period will be the first day following the expiry of the immediately preceding Guarantee Period. If the duration of the immediately preceding Guarantee Period is no longer available, then the next closest Guarantee Period of greater duration will become effective. You may also elect, by written notice within 30 days prior to the expiry of such Guarantee Period, a Subsequent Guarantee Period of a different duration from among those that are then available. Except as otherwise provided, a Guarantee Period is not available if it extends beyond the Annuitant's 85th birthday. Also, except as otherwise provided, if a new Guarantee Period becomes effective that causes the contract to continue beyond the Provisional Date of Maturity, then the Provisional Date of Maturity will become the Annuitant's 85th birthday.

Early withdrawal charges, if any, (as determined in accordance with section 10) under any Subsequent Guarantee Period, will continue to be measured from the Date of Issue of this certificate.

- --------------------------------------------------------------------------------
9.  WITHDRAWALS
- --------------------------------------------------------------------------------

You may make a withdrawal of less than the Surrender Value provided that any such withdrawal is $500 or more and the Accumulated Value after the withdrawal is $4000 or more. Upon written request, at any time during each Certificate Year, you may make a withdrawal of the Free Withdrawal Value. If the Free Withdrawal Value is less than $500, then any written request for the Free Withdrawal Value must be for the entire Free Withdrawal Value.

Prior to payment, the amount of any withdrawal will first be reduced by any applicable income taxes, premium taxes, and similar taxes, and any applicable early withdrawal charge, and then adjusted by any applicable Market Value Adjustment (in accordance with section 11). The Free Withdrawal Value will not be subject to an early withdrawal charge or a Market Value Adjustment.

A withdrawal will be effective on the date we receive your written notice. The amount of any withdrawal will be deducted from the Accumulated Value. To make a withdrawal that is to be effective on the last day of any Guarantee Period, we must receive written notice from you within 30 days prior to the expiry of such Guarantee Period.

We may defer payment of a withdrawal in the same manner as we may defer payment of the Surrender Value, described in Section 12.

- --------------------------------------------------------------------------------
10.  EARLY WITHDRAWAL CHARGE
- --------------------------------------------------------------------------------

During each Certificate Year you may make withdrawals in an amount not to exceed the Free Withdrawal Value without incurring an early withdrawal charge. Prior to the last day of any Guarantee Period, withdrawals in excess of the Free Withdrawal Value will be subject to an early withdrawal charge in accordance with the table shown below Withdrawals that occur on the last day of any Guarantee Period will not be subject to an early withdrawal charge.

The charge (expressed as a percentage of the amount subject to the charge) is shown below.

- ------------------------------------------------------------------------------
    Years From Date of Issue                 Early Withdrawal
                                                  Charge
- ------------------------------------------------------------------------------
            8 or more                           No Charge
- ------------------------------------------------------------------------------
       7, but less than 6                           1%
- ------------------------------------------------------------------------------
       6, but less than 5                           2%
- ------------------------------------------------------------------------------
       5, but less than 4                           3%
- ------------------------------------------------------------------------------
       4, but less than 3                           4%
- ------------------------------------------------------------------------------
       3, but less than 2                           5%
- ------------------------------------------------------------------------------
       2, but less than 1                           6%
- ------------------------------------------------------------------------------
       Less than 1 Year                             7%
- ------------------------------------------------------------------------------

A withdrawal, other than withdrawals made on the last day of any Guarantee Period, will be deemed to have been "made" on the date we receive written notice. For purposes of such determination, payment of the Surrender Value will be deemed a withdrawal.



9                                                                      V0995M

- --------------------------------------------------------------------------------
11.  MARKET VALUE ADJUSTMENT
- --------------------------------------------------------------------------------

During each Certificate Year, you may make withdrawals in an amount not to exceed the Free Withdrawal Value without incurring a Market Value Adjustment. Prior to the last day of any Guarantee Period, withdrawals in excess of the Free Withdrawal Value, reduced by any early withdrawal charge, if applicable, will be adjusted up or down by the application of a Market Value Adjustment.

The Market Value Adjustment is equal to A times (B - 1) where:

A is (i) any withdrawal in excess of the Free Withdrawal Value, less (ii) any early withdrawal charge, if applicable, and

B is the Market Value Adjustment Factor below:

              (   1+g    )n/12
              ( -------- )
              ( 1+c+.005 )

           Where:

      g = The guaranteed rate in effect for the current guarantee period (expressed as a decimal).

      c = The current rate (expressed as a decimal) in effect for durations equal to the number of years remaining in the current Guarantee Period (years rounded up to the nearest whole number). If not available, the Company will declare a rate solely for this purpose that is consistent with durations that are currently available.

      n = The number of complete months from the date of withdrawal to the end of the current Guarantee Period. (Where less than one complete month remains, n will equal 1 unless the withdrawal is made on the last day of the guarantee period, at which time no adjustment will apply.)

The Market Value Adjustment may be positive or negative.

Withdrawals that occur on the last day of any Guarantee Period will not be subject to a Market Value Adjustment.

- --------------------------------------------------------------------------------
12.  REQUEST AND PAYMENT OF SURRENDER VALUE
- --------------------------------------------------------------------------------

Upon receipt of written notice from you before the Annuitant's death and the Date of Maturity, we will pay the Surrender Value.

The Surrender Value will be determined by us as of the date of receipt of written notice. We may defer payment of a Surrender Value for the period provided by law. We will not defer payment more than six months beyond the date we receive written notice. If we defer payment for more than 30 days, we will pay interest on the Surrender Value at a rate equal to the greater of (i) the rate required by law; and (ii) the rate declared by us. Any Surrender Value available under this certificate will not be less than the minimum value required by statute of the state in which the certificate is delivered.

- --------------------------------------------------------------------------------
13.  DEATH BENEFIT
- --------------------------------------------------------------------------------

We will pay a Death Benefit to the Beneficiary if and when the Annuitant dies before the Date of Maturity and before the Surrender Date, and we receive at our Home Office proof satisfactory to us that such death has occurred. The Death Benefit is the Accumulated Value as of the date of the Annuitant's death.

We will pay interest on proceeds in one sum in the event of the Annuitant's death from the date of death to the date of payment. We will pay interest on the proceeds at a rate equal to the greater of: (i) the rate required by law; and (ii) the rate declared by us.

The Death Benefit available under the certificate will never be less than the minimum benefit required by statute of the state in which the certificate is delivered.

As an alternative to a single payment of the Death Benefit, an Accumulated Value of $5,000 or more may be converted to annuity payments subject to Sections 14 and 15. If you have not elected an annuity payment option before the Annuitant's death, the Beneficiary may elect an option before the Death Benefit is paid.

Notwithstanding any of the above, the following will apply upon the death of the Participant, if the Accumulated Value has not already been converted into an annuity:

(i) If the Beneficiary is the spouse of the Participant, the Beneficiary may continue the certificate in force as Participant.

(ii) If the Beneficiary is not the spouse of the Participant, we will pay the Death Benefit in full to the Beneficiary within 5 years of the Participant's death or apply the Accumulated Value in full towards the purchase of a life annuity on the Beneficiary with payments beginning within 1 year of the Participant's death.

- --------------------------------------------------------------------------------
14.  CONVERTING THE ACCUMULATED VALUE TO ANNUITY PAYMENTS
- --------------------------------------------------------------------------------

By written notice, the Participant may elect the Date of Maturity at any time before the Provisional Date of Maturity, provided that the Date elected is (i) no later than the Annuitant's 85th birthday, without our prior approval; (ii) at least 31 days after our receipt of the written notice; and (iii) at least six months after the date the premium was applied to the certificate. If no other election is made, the Date of Maturity will be the Provisional Date of Maturity shown in Section 1.

On the Date of Maturity or other date elected to begin annuity payments, we will convert the Accumulated Value of the certificate adjusted by any Market Value Adjustment, into annuity payments.

We will determine the annuity payments by: (i) dividing the adjusted Accumulated Value by $1,000; and (ii) multiplying the result by the annuity payment rate then in effect for the option elected in Section 15.

The annuity payment will never be less than that available by applying the adjusted Accumulated Value to buy an immediate annuity offered by us. If the annuity payments are made monthly, the annuity payment rate is guaranteed to be at least that provided in the Monthly Annuity Payment Rate Table in Section 18.



11                                                                    V1195M

- --------------------------------------------------------------------------------
15.  ANNUITY PAYMENTS
- --------------------------------------------------------------------------------

The following annuity payment options are available under this certificate:

a. Life Annuity with a guaranteed period of 5, 10, or 20 years. Under this option we will make payments for the guaranteed period elected, and as long thereafter as the Measuring Person lives.

b. Life Annuity. Under this option, we will make payments throughout the lifetime of the Measuring person. No further payments will be made after the death of the Measuring Person.

c.  Any other options which may be made available by us.

You may choose an option by written notice before the Last Valuation Date.

The "Life Annuity" and the "Life Annuity with a guaranteed period of 5 Years" payment options are not available without our prior approval for a Measuring Person older than age 85.

Only an Accumulated Value, as adjusted, of $5,000 or more may be applied to one of the annuity payment options offered.

If the amount of the first annuity payment would be less than $50, we may make a single payment on the date the first payment would have been payable in place of all other benefits provided by this certificate. The single payment will be equal to the Surrender Value, or in the case of the Participant's or Annuitant's death, the Death Benefit.

While the Annuitant is living: (i) the Measuring Person will be the Annuitant; and (ii) the payee will be the Annuitant unless otherwise directed by you.

If the Annuitant dies and the Death Benefit is used to provide annuity payments, then: (i) the Measuring Person will be the Beneficiary; and (ii) the Payee will be the Beneficiary unless we are otherwise instructed by the Beneficiary after the Annuitant's death.

If the Participant of this certificate dies on or after annuity payments have begun, any remaining benefit under such annuity on the date of the Participant's death must be paid out at least as rapidly as under the method of making annuity payments then in effect.

When annuity payments begin, we will issue a supplementary agreement for the annuity option elected.

- --------------------------------------------------------------------------------
16.  PROOF OF AGE
- --------------------------------------------------------------------------------

Before making the first annuity payment, we may require proof of the correct age of the Measuring Person. We also have the right to require proof that the Measuring Person is living on the date each annuity payment is made.

- --------------------------------------------------------------------------------
17.  MISSTATEMENT OF AGE OR SEX
- --------------------------------------------------------------------------------

If the age or sex of the Measuring Person has been misstated, we will adjust the amount of each annuity payment to reflect the correct age and sex. Any overpayment will be repaid to us. If it is not repaid, we will deduct the overpayment from future payments we make under the certificate. Any underpayment will be added to future payments we make under the certificate. Interest on any overpayment will be accrued at an annual rate of 6% to the date or dates of settlement.

- --------------------------------------------------------------------------------
18.  MINIMUM MONTHLY ANNUITY PAYMENT RATES
- --------------------------------------------------------------------------------

The rates shown below are guaranteed minimum rates. The actual rates that we will apply will be the greater of these guaranteed minimum rates and the current rates in effect at the time annuity payments begin. Information regarding our current rates is available upon request.

                       MONTHLY ANNUITY PAYMENT RATE TABLE

- --------------------------------------------------------------------------------

                           Life Annuity with Guaranteed Period
                           -----------------------------------
  Age of Measuring
 Person on Birthday
  Nearest Date of
   First Payment        5 Years       10 Years       20 Years     Life Annuity
   -------------        -------       --------       --------     ------------
         55              4.25           4.22           4.11           4.25
         56              4.33           4.30           4.17           4.34
         57              4.41           4.38           4.23           4.42
         58              4.50           4.47           4.30           4.52
         59              4.60           4.56           4.37           4.61
         60              4.70           4.66           4.44           4.72
         61              4.81           4.76           4.51           4.83
         62              4.93           4.86           4.58           4.95
         63              5.05           4.98           4.65           5.07
         64              5.18           5.10           4.72           5.21
         65              5.32           5.22           4.79           5.35
         66              5.47           5.36           4.86           5.51
         67              5.63           5.50           4.93           5.67
         68              5.80           5.65           5.00           5.85
         69              5.98           5.80           5.06           6.04
         70              6.18           5.96           5.12           6.25
         71              6.39           6.14           5.18           6.47
         72              6.62           6.31           5.23           6.71
         73              6.86           6.50           5.28           6.97
         74              7.12           6.69           5.32           7.26
         75              7.39           6.89           5.35           7.56
         76              7.69           7.09           5.39           7.90
         77              8.01           7.29           5.41           8.26
         78              8.34           7.49           5.43           8.65
         79              8.69           7.69           5.45           9.07
         80              9.07           7.89           5.47           9.53
         81              9.46           8.08           5.48          10.03
         82              9.87           8.26           5.49          10.57
         83             10.30           8.43           5.49          11.16
         84             10.74           8.59           5.50          11.79
     85 and over        11.19           8.74           5.50          12.48


Interest is at an annual rate of 3%.


13                                                                    V1395M

- --------------------------------------------------------------------------------
19.  CLAIMS OF CREDITORS
- --------------------------------------------------------------------------------

The Accumulated Value and all payments under the certificate will be exempt from the claims of creditors to the extent permitted by law.

- --------------------------------------------------------------------------------
20.  ASSIGNMENT
- --------------------------------------------------------------------------------

You may assign any or all of your interests in this certificate, except as otherwise provided, without the consent of any person other than an irrevocable Beneficiary.

We will be on notice of an assignment only when a duplicate of the original assignment is received at our Home Office. We assume no responsibility for the validity or sufficiency of an assignment.

If this certificate is issued as a tax-sheltered annuity, an individual retirement annuity, or under a plan qualified under section 401(a) of the Internal Revenue Code, it is subject to assignment restrictions for federal income tax purposes. In this event, the certificate can not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

- --------------------------------------------------------------------------------
21.  MISCELLANEOUS
- --------------------------------------------------------------------------------

We will furnish you with any reports required by law.

         Communications about this annuity certificate may be sent to:

                  John Hancock Variable Life Insurance Company
                             Annuity Service Center
                                   PO Box 853
                              200 Clarendon Street
                               Boston, MA  02117
                        or to any Agency of the Company.



 Single Premium Modified Guarantee Annuity -- Annuity payable to the Annuitant beginning on the Date of Maturity for a guaranteed period of 10 years and as long thereafter as the Annuitant lives.

 Nonparticipating - not eligible for dividends



                            VBP95M                         Printed in U.S.A.